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                                                                Exhibit 99.1

[Cenveo logo]


                                                                NEWS RELEASE

                CENVEO ANNOUNCES FOURTH QUARTER 2005 RESULTS
                --------------------------------------------

                  Results exceed management's expectations

                  4th Quarter GAAP EPS of $(0.71) per share

    4th Quarter adjusted EBITDA increased 26% over same period last year

     50% improvement in 4th Quarter adjusted EBITDA in base US business

           Proposed Income Trust Fund to strengthen balance sheet

          Implementation of $100 million cost savings plan on track


STAMFORD, CT - (MARCH 1, 2006) - Cenveo, Inc. (NYSE: CVO) announced its results for the fourth quarter and full year ended December 31, 2005.

For the fourth quarter, the Company incurred a net loss of $37.8 million, or $0.71 per share compared to a net loss of $3.6 million, or $0.08 per share, in the fourth quarter of 2004. The fourth-quarter 2005 results included restructuring, impairment, and other charges of $37.8 million, and a loss on sale of non-strategic businesses of $2.5 million, totaling $40.3 million. Net sales for the quarter were $447.2 million compared to $481.7 million in 2004 in part due to the fact 2005 included one less week of operations compared to 2004.

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) excluding restructuring, impairment, and other charges, loss on sale of non-strategic businesses and divested operations for the fourth quarter of 2005 was $46.4 million compared to adjusted EBITDA of $36.7 million in the same period last year, an increase of over 26%. An explanation of the Company's use of adjusted EBITDA for comparison purposes is provided below.



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For the year ended December 31, 2005, the Company reported a net loss of
$135.1 million, or $2.70 per share. This compares to a net loss of $19.7 million, or $0.41 per share for the year ended December 31, 2004. The results for the year ended December 31, 2005 include restructuring, impairment, and other charges of $77.3 million, the loss on sale of non-strategic businesses of $4.5 million, income tax expense of $62.3 million (which included a valuation allowance of $35.3 million against the Company's remaining U.S. deferred tax asset), totaling $144.1 million. Adjusted EBITDA, as defined, for 2005 was $136.1 million versus $127.5 million in the prior year. Net sales for year were $1.75 billion compared to $1.74 billion in 2004.

ROBERT G. BURTON, CHAIRMAN AND CHIEF EXECUTIVE OFFICER STATED:

"I am very pleased that our business showed significant operational improvement in the fourth quarter of 2005 resulting in an increase in adjusted EBITDA of 26% versus the prior year. I believe that we are on target with our business plan to make Cenveo a successful printing company. I feel that the progress we made this quarter is indicative of the direction the company is heading and the momentum we are gaining in the marketplace. The discipline and new mindset we have installed since our arrival in September are beginning to yield their desired impact. We have reduced costs by streamlining operations, consolidating facilities, eliminating non-essential spending, negotiating more competitive pricing and terms with key suppliers, and asking our employees to deliver results. This has quickly
                                                            ----------------
resulted in across the board improvement in all our businesses, especially
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in our core domestic operations which showed a 50% improvement in adjusted
--------------------------------------------------------------------------
EBITDA in the fourth quarter of 2005 versus the prior year."
------------------------------------------------------------

MR. BURTON CONTINUED:

 "Consistent with our previously announced plan, on February 16th we filed a preliminary prospectus in Canada for the Supremex Income Fund, to divest of our Canadian envelope assets. We continue to believe that a successful completion of this proposed offering will enable us to improve the Company's balance sheet and provide an opportunity to redeploy capital that will generate additional growth opportunities and expand our printing platform domestically."



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MR. BURTON CONCLUDED:

"In the almost six months as the senior management team of Cenveo, we have instituted dramatic change at this Company. I believe that we have taken the necessary, although painful actions to turn the Company around and position it for sustainable profitability and future growth that is expected by our shareholders. As we enter 2006, I remain very optimistic about the Company's prospects. We will continue to see the benefit of our $100 million cost savings plan. We will continue to divest of non-core assets that don't have a long-term strategic fit with our core printing business. We have hired new senior sales executives to leverage our long-standing customer relationships to provide added value to their businesses. Most importantly, we are focused on delivering results and improving shareholder value. During our conference call I plan to re-enforce my strong expectations for 2006 by giving guidance for the first quarter and full year. Finally, as the senior manager of this organization, you have my commitment that our team is focused relentlessly on developing a much improved company for our customers, employees and shareholders."

CONFERENCE CALL:

Cenveo will host a conference call tomorrow, Thursday March 2, 2005 at 10:00 a.m. Eastern Time. The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

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
                                           CENVEO, INC., AND SUBSIDIARIES
                                        Consolidated Statements of Operations
                                       (in thousands, except per share amounts)
                                                     (unaudited)

                                                                                        ---------------------------------
                                                                                           3 MONTHS ENDED DECEMBER 31,
                                                                                        ---------------------------------
                                                                                              2005            2004
                                                                                        ---------------------------------
Net sales                                                                                   $447,220        $481,677
Cost of sales                                                                                356,666         388,840
Selling, general and administrative                                                           55,786          69,142
Amortization of intangible assets                                                              1,269           1,267
Loss on sale of non-strategic businesses                                                       2,460              --
Restructuring, impairment and other charges                                                   37,792           4,556
----------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                                                       (6,753)         17,872
----------------------------------------------------------------------------------------------------------------------
Interest expense                                                                              19,677          19,354
Other expense                                                                                    223             704
----------------------------------------------------------------------------------------------------------------------
Loss before income taxes                                                                     (26,653)         (2,186)
Income tax (expense)                                                                         (11,156)         (1,411)
----------------------------------------------------------------------------------------------------------------------
Net loss                                                                                    $(37,809)        $(3,597)
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Loss per share basic and diluted                                                              $(0.71)         ($0.08)
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Weighted average shares--basic                                                                53,093          47,764
Weighted average shares--diluted                                                              53,093          47,764
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


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
                                           CENVEO, INC., AND SUBSIDIARIES
                                        Consolidated Statements of Operations
                                       (in thousands, except per share amounts)
                                                     (unaudited)

                                                                                       -------------------------------
                                                                                           YEARS ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                             2005            2004
                                                                                       -------------------------------
Net sales                                                                                 $1,749,381      $1,742,914
Cost of sales                                                                              1,405,550       1,393,521
Selling, general and administrative                                                          253,527         265,870
Amortization of intangible assets                                                              5,147           5,381
Loss on sale of non-strategic businesses                                                       4,479              --
Restructuring, impairment and other charges                                                   77,259           5,407
----------------------------------------------------------------------------------------------------------------------
Operating income                                                                               3,419          72,735
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Interest expense                                                                              74,749          73,125
Loss from early extinguishment of debt                                                            --          17,748
Other expense                                                                                  1,426           2,459
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Loss from continuing operations before income taxes                                          (72,756)        (20,597)
Income tax expense                                                                           (62,296)           (341)
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Income (loss) from continuing operations                                                    (135,052)        (20,938)
Gain on disposal of discontinued operations, net of taxes                                         --           1,230
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Net loss                                                                                   $(135,052)       $(19,708)
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Income (loss) per share--basic and diluted:
Continuing operations                                                                         $(2.70)         $(0.44)
Discontinued operations                                                                           --            0.03
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Income (loss) per share                                                                       $(2.70)         $(0.41)
----------------------------------------------------------------------------------------------------------------------
Weighted average shares--basic and diluted                                                    50,038          47,750
----------------------------------------------------------------------------------------------------------------------

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
                                            CENVEO, INC., AND SUBSIDIARIES
                                              Consolidated Balance Sheets
                                           (in thousands, except par values)
                                                      (unaudited)

                                                                                       ---------------------------------
                                                                                         DECEMBER 31,      DECEMBER 31,
                                                                                             2005              2004
                                                                                       ---------------------------------
Assets
Current assets:
         Cash and cash equivalents                                                           $1,035             $796
         Accounts receivable, net                                                           247,277          252,711
         Inventories, net                                                                   108,704          112,219
         Deferred income taxes                                                                   --           15,911
         Prepaid and other current assets                                                    25,767           30,108
------------------------------------------------------------------------------------------------------------------------
                  Total current assets                                                      382,783          411,745
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Property, plant and equipment, net                                                          317,606          367,260
Goodwill                                                                                    311,146          308,938
Other intangible assets, net                                                                 23,961           28,788
Deferred income taxes                                                                            --           19,730
Other assets, net                                                                            44,068           38,286
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                  Total assets                                                           $1,079,564       $1,174,747
------------------------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
         Current maturities of long-term debt                                                $2,791           $2,270
         Accounts payable                                                                   124,901          172,731
         Accrued compensation and related liabilities                                        53,765           58,639
         Other current liabilities                                                           79,051           64,714
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                  Total current liabilities                                                 260,508          298,354
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Long-term debt                                                                              809,345          767,499
Deferred income taxes                                                                        10,045           10,971
Other liabilities                                                                            49,216           40,569
Commitments and contingencies
------------------------------------------------------------------------------------------------------------------------
Shareholders' equity (deficit):

         Preferred stock, $0.01 par value; 25 shares authorized, none issued                     --               --
         Common stock, $0.01 par value; 100,000 shares authorized,
           53,025 and 48,703 shares issued and outstanding as of
           December 31, 2005 and 2004, respectively                                             530              487
         Paid-in capital                                                                    239,432          214,902
         Retained deficit                                                                  (305,091)        (170,039)
         Deferred compensation                                                               (1,825)          (2,003)
         Accumulated other comprehensive income                                              17,404           14,007
------------------------------------------------------------------------------------------------------------------------
Total shareholders' equity (deficit)                                                        (49,550)          57,354
------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity (deficit)                                     $1,079,564       $1,174,747
------------------------------------------------------------------------------------------------------------------------


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
                                            CENVEO, INC., AND SUBSIDIARIES
                                         Consolidated Statements of Cash Flows
                                                    (in thousands)
                                                     (unaudited)

                                                                                         ----------------------------------
                                                                                              YEARS ENDED DECEMBER 31,
                                                                                         ----------------------------------
                                                                                               2005             2004
                                                                                         ----------------------------------
Cash flows from operating activities:
         Net Loss                                                                           $(135,052)       $ (19,708)
         Adjustments to reconcile net loss to net cash
           provided by (used in) operating activities:
                  Gain on disposal of discontinued operations, net of taxes                        --           (1,230)
                  Depreciation                                                                 46,785           47,602
                  Amortization of other intangible assets                                       5,147            5,381
                  Amortization of deferred financing costs                                      3,603            4,578
                  Deferred income taxes                                                        43,818          (12,536)
                  Non-cash restructuring and impairment charges                                32,010            3,228
                  Loss on early extinguishment of debt                                             --           17,748
                  Loss on sale of non-strategic businesses                                      4,479               --
                  Provisions for bad debts                                                      3,625            3,335
                  Provisions for inventory obsolescence                                         3,000            1,127
                  Deferred compensation provision                                               2,505              718
                  Loss on disposal of assets                                                      124              686
         Changes in operating assets and liabilities, excluding effects of acquired businesses:
                  Accounts receivable                                                           2,061          (26,618)
                  Inventories                                                                    (828)         (19,249)
                  Accounts payable and accrued compensation and related
                    liabilities                                                               (60,200)          32,784
                  Income taxes payable                                                           (547)          (1,663)
                  Other working capital changes                                                 8,610             (711)
                  Other, net                                                                    2,000            2,519
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Net cash provided by (used in) operating activities                                           (38,860)          37,991
Cash flows from investing activities:
                  Acquisitions, net of cash acquired                                           (7,605)         (13,174)
                  Capital expenditures                                                        (30,757)         (27,435)
                  Proceeds from divestitures, net                                               8,377            2,000
                  Proceeds from sale of property, plant and equipment                           4,007            3,012
---------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                                         (25,978)         (35,597)
Cash flows from financing activities:
                  Borrowings under revolving credit facility, net                              45,490            5,131
                  Proceeds from issuance of long-term debt                                         --          320,000
                  Repayments of long-term debt                                                 (3,123)        (304,323)
                  Proceeds from exercise of stock options                                      22,433               48
                  Payment of redemption premiums                                                   --          (13,528)
                  Payment of debt issuance and amendment costs                                     --           (9,077)
---------------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) financing activities                                            64,800           (1,749)
Effect of exchange rate changes on cash and cash equivalents                                      277             (156)
---------------------------------------------------------------------------------------------------------------------------
Net increase in cash and cash equivalents                                                         239              489
Cash and cash equivalents at beginning of year                                                    796              307
---------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                                       $1,035             $796
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


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
                                           CENVEO, INC. AND SUBSIDIARIES
                                   Reconciliation of Net Loss to Adjusted EBITDA
                                                   (in thousands)

                                                         ------------------------------------------------------
                                                              THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                                 DECEMBER 31,                DECEMBER 31,
                                                         ------------------------------------------------------
                                                              2005          2004         2005           2004
                                                         ------------------------------------------------------

                                                         ------------------------------------------------------
Net loss                                                   $(37,809)      $(3,597)    $(135,052)      $(19,708)
Interest                                                     19,677        19,354        74,749         73,125
Income taxes                                                 11,156         1,411        62,296            341
Depreciation                                                 11,885        12,588        46,785         47,602
Amortization                                                  1,275         1,297         5,269          5,541
Restructuring, impairment and other charges                  37,792         4,556        77,259          5,407
Loss on sale of non-strategic businesses                      2,460            --         4,479             --
Divested operations EBITDA                                      (25)        1,096           295         (1,341)
Loss from the early extinguishment of debt                       --            --            --         17,748
Gain on discontinued operations, net of taxes                    --            --            --         (1,230)
                                                         ------------------------------------------------------
Adjusted EBITDA                                             $46,411       $36,705      $136,080       $127,485
                                                         ------------------------------------------------------

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                                     ###

The common definition of EBITDA is "Earnings before Interest, Taxes, Depreciation and Amortization". Adjusted EBITDA is equivalent to the common definition of EBITDA excluding restructuring, impairment and other changes, loss on sale of non-strategic business, divestiture operations EBITDA, loss from early extinguishment of debt and gain on disposal of discontinued operations. Restructuring, impairment and other changes have been excluded from Adjusted EBITDA to maintain comparability of our results with the results of competitors using similar measures. Adjusted EBITDA should be used in conjunction with U.S. GAAP financial measures and is not presented as an alternative to cash flow from operations as a measure of our liquidity or as an alternative to net income as an indicator of our operating performance.

We believe the use of Adjusted EBITDA along with U.S. GAAP financial measures enhances the understanding of our operating results and is useful to investors in comparing performance with competitors, estimating enterprise value and making investment decisions. Adjusted EBITDA allows investors to compare operating results of competitors exclusive of depreciation and amortization. Adjusted EBITDA is a useful tool given the significant variation that can result from the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets' lives. Adjusted EBITDA as used here may not be comparable to similarly titled measures reported by competitors. We also use Adjusted EBITDA to evaluate operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities.

The trust units associated with the Supremex Income Fund, to be offered have not and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws of the United States and may not be offered or sold in the United States except in a transaction exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws.

CENVEO, INC. (NYSE: CVO), www.cenveo.com, IS ONE OF NORTH AMERICA'S LEADING PROVIDERS OF PRINT AND VISUAL COMMUNICATIONS WITH ONE-STOP SERVICES FROM DESIGN THROUGH FULFILLMENT. THE COMPANY'S BROAD PORTFOLIO OF SERVICES AND PRODUCTS INCLUDE, COMMERCIAL PRINTING, ENVELOPES, LABELS, PACKAGING AND BUSINESS DOCUMENTS THROUGH A NETWORK OF PRODUCTION, FULFILLMENT AND DISTRIBUTION FACILITIES THROUGHOUT NORTH AMERICA.


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                           -----------------------

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual result to differ materially from such forward-looking statements. Those assumptions, risks and uncertainties include, without limitation: (1) general economic, business and labor conditions, (2) the ability to implement the Company's strategic initiatives, (3) the ability to regain profitability after substantial losses in 2004 and 2005, (4) the majority of Company's sales are not subject to long-term contracts, (5) the impact of changes in the board of directors, the company's CEO and other management and strategic direction that may be made, (6) the ability to effectively execute cost reduction programs and management reorganizations, (7) the industry is extremely competitive due to over capacity, (8) the impact of the Internet and other electronic media on the demand for envelopes and printed material, (9) postage rates and other changes in the direct mail industry, (10) environmental laws may affect the Company's business, (11) the ability to retain key management personnel,
(12) compliance with recently enacted and proposed changes in laws and regulations affecting public companies could be burdensome and expensive,
(13) the ability to successfully identify, manage and integrate possible future acquisitions, (14) dependence on suppliers and the costs of paper and other raw materials and the ability to pass paper price increases onto customers, (15) the ability to meet customer demand for additional value-added products and services, (16) changes in interest rates and currency exchange rates of the Canadian dollar, (17) the ability to manage operating expenses, (18) the risk that a decline in business volume or profitability could result in a further impairment of goodwill, and (19) the ability to timely or adequately respond to technological changes in the Company's industry.

These risks and uncertainties are set forth under Item 1 and Item 1A, Risk Factors, in the Cenveo, Inc. Annual Report in Form 10-K for the year ended December 31, 2005, which is expected to be filed shortly, and in the Company's other SEC filings. A copy of the annual report is available on the Company's website at http://www.cenveo.com.

                           -----------------------

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.


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